UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2017 (June 29, 2017)

PRECIPIO, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation)	001-36439 (Commission File Number)	91-1789357 (I.R.S. Employer Identification No.)

8813 F Street, Omaha, NE 68127

(Address of principal executive offices) (Zip Code)

(402) 452-5400

(Registrant's telephone number, including area code)

TRANSGENOMIC, INC.
(Former name, former address and former fiscal year, if changed since last report date)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the closing on June 29, 2017 (the “Closing Date”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of October 12, 2016 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”), by and among Transgenomic, Inc. (“Transgenomic”), a Delaware corporation, New Haven Labs Inc., a Delaware corporation and a wholly owned subsidiary of Transgenomic (“Merger Sub”), and Precipio Diagnostics, LLC, a Delaware limited liability company (“Precipio”). Pursuant to the Merger Agreement, Merger Sub merged with and into Precipio, with Precipio as the surviving entity (the “Merger”).

Following the Merger, Transgenomic filed an amendment to its Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) changing its name to Precipio, Inc. (“New Precipio”) and a Certificate of Designation establishing a new Series A Senior Convertible Preferred Stock (the “New Preferred Stock”).

In addition, concurrent with this Current Report on Form 8-K, the Company filed an additional Current Report on Form 8-K (the “Concurrent Form 8-K”). The events described in this Current Report on Form 8-K and the Concurrent Form 8-K occurred in connection with the closing of the transactions contemplated by the Merger Agreement.

Item 1.01	Entry into a Material Definitive Agreement

Private Placement

On the Closing Date and in connection with the Merger, New Precipio issued 107,056 shares of New Preferred Stock (the “Private Placement Shares”) at a price of $3.736329 per share to certain investors in exchange for $400,000 pursuant to a Securities Purchase Agreement (the “Private Placement Purchase Agreement”) between New Precipio and the purchasers thereto (the “Purchasers”). In connection with this private placement, New Precipio, the Purchasers, the members of Precipio who received shares of New Preferred Stock in the Merger and the Lenders (defined below) also entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) which provides the investor parties thereto with registration rights, piggyback registration rights, preemptive rights and rights of first refusal with respect to their New Precipio securities. The Investors’ Rights Agreement also grants holders of the majority of the outstanding New Preferred Stock the right to designate two directors to the New Precipio board of directors.

The foregoing descriptions of the Private Placement Purchase Agreement and the Investors’ Rights Agreement do not purport to be complete and are subject to and qualified in their entirety by reference to the Private Placement Purchase Agreement and Investors’ Rights Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Second Amendment to Merger Agreement

On June 29, 2017, Transgenomic, Merger Sub and Precipio entered into a Second Amendment to the Merger Agreement (the “Merger Agreement Amendment”) which provided for, among other things, the following: (a) changing the deadline for the filing of a resale registration statement to September 30, 2017, (b) updates to the schedules setting forth officer and director designees, (c) updates to certain of the Transgenomic Disclosure Schedules and (d) the waiver of certain closing conditions to the consummation of the Merger.

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The foregoing description of the Merger Agreement Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

New Bridge Financing

As previously disclosed, Transgenomic previously entered into a bridge financing intended to help facilitate the completion of the Merger, including the following: (a) the sale of an aggregate of $1.2 million of promissory notes (the “Old Bridge Notes”) pursuant to a securities purchase agreement, (b) the issuance of warrants (the “Old Bridge Warrants”) in connection with the Old Bridge Notes to acquire 45,600 shares of Transgenomic common stock and (c) the issuance of warrants (the “Aegis Warrants”) to Aegis Capital Corp. to acquire 5,600 shares of Transgenomic common stock.

On the Closing Date and pursuant to a Securities Purchase Agreement (the “Bridge Purchase Agreement”), New Precipio completed the sale of an aggregate of $800,000 of promissory notes (the “New Bridge Notes”) pursuant to a securities purchase agreement (the “New Bridge Purchase Agreement”). New Precipio received net proceeds of $721,000 from the sale of the New Bridge Notes, which will be used for working capital purposes. The New Bridge Notes have an annual interest rate of 8.0% and are due and payable upon the earlier to occur of (i) October 1, 2017 or (ii) the closing of a Qualified Offering (as defined in the New Bridge Notes). The New Bridge Notes are convertible into shares of New Precipio common stock at an initial conversion price of $3.736329 per share, subject to adjustment, and may be convertible into shares of New Preferred Stock at the holder’s option if New Precipio does not complete a Qualified Offering (as defined in the New Bridge Notes) by October 1, 2017. New Precipio may redeem the New Bridge Notes at any time in cash upon payment of a 20% premium.

In connection with the Merger, the holders of the Old Bridge Notes, the Old Bridge Warrants and the Aegis Warrants agreed to exchange the Old Bridge Notes, the Old Bridge Warrants and the Aegis Warrants for New Bridge Notes with an original principal amount of $1.2 million in the aggregate and New Warrants to acquire 52,000 shares of New Precipio common stock (the “New Bridge Warrants”) pursuant to an Exchange Agreement (the “Exchange Agreement”) entered into on the Closing Date, subject to adjustments described below. The initial exercise price of the New Bridge Warrants is $7.50 (subject to adjustments). If New Precipio completes a Qualified Offering, the exercise price of the New Bridge Warrants will become the lower of (i) $7.50, or (ii) 110% of the per share offering price in the Qualified Offering, but in no event lower than $1.50 per share. The New Bridge Notes are initially convertible into 535,285 shares of New Precipio Common Stock.

In connection with the bridge financing and the assumption of certain obligations by an entity controlled by Mark Rimer (a director of New Precipio), New Precipio issued to that entity warrants (the “Side Warrants”) to purchase an aggregate of 91,429 shares of New Precipio common stock at an exercise price of $7.00 per share (subject to adjustment). The Side Warrants have a term of 5 years and are exercisable as to 22,857 shares of New Precipio common stock upon grant and as to 68,572 shares of New Precipio common stock upon the entity’s performance of the assumed obligations. In addition, upon the Company consummating one or more rounds of equity financing following July 1, 2017, with aggregate gross proceeds of at least $7 million, the Company will use a portion of the proceeds from such financing to repay the principal amount of the New Bridge Notes, together with any premium and interest (the “New Bridge Notes Repurchase”).

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Aegis Capital Corp. acted as placement agent for the new bridge financing and received a placement agent fee of $64,000, which it deferred.

The foregoing descriptions of the Exchange Agreement, New Bridge Purchase Agreement, the New Bridge Notes, the New Bridge Warrants and the Side Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of such documents (or the form of such documents) which are filed as Exhibits 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Termination of Loan Agreement

On the Closing Date, in connection with the Merger and pursuant to the terms of the Loan and Security Agreement, dated March 13, 2013, between Transgenomic, Third Security Senior Staff 2008 LLC, as administrative agent and a lender, and the other lenders party thereto (the “Lenders”), as amended (the “Loan Agreement”), all of the outstanding indebtedness of $7.243 million of principal and $1.026 million of accrued interest owed under the Loan Agreement was converted into 352,630 shares of New Precipio common stock and 802,925 shares of New Preferred Stock (the “Loan Conversion Shares”). In connection with the issuance of the Loan Conversion Shares, the Lenders also became party to the Investors’ Rights Agreement. The Loan Documents (as defined in the Loan Agreement) and all security interests and liens of the Lenders in the Collateral (as defined in the Loan Agreement) were terminated and released.

The Lenders are affiliates of Third Security, LLC, whose affiliates hold more than 10% of the outstanding voting stock of New Precipio.

Termination of Old Bridge Financing

In connection with the Exchange Agreement, the New Bridge Purchase Agreement and the issuance of the New Bridge Notes and New Bridge Warrants as described in Item 1.01 herein, New Precipio’s obligations under the Old Bridge Notes, the Old Bridge Warrants and the Aegis Warrants have been satisfied and the related agreements have been terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On the Closing Date, Merger Sub merged with and into Precipio, with Precipio as the surviving entity. Pursuant to the Merger Agreement, on the Closing Date, New Precipio issued (i) 802,920 shares of New Preferred Stock and (ii) 5,352,847 shares of New Precipio common stock to members of New Precipio (the “Merger Shares”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Previously, shares of Transgenomic common stock traded on the OTCQB under the ticker “TBIO.” New Precipio has been notified that it has been approved for listing on the NASDAQ Capital Market, and effective June 30, 2017 or soon thereafter, the New Precipio common shares will begin trading on the NASDAQ Capital Market under the ticker symbol “PRPO.”

Item 3.02.	Unregistered Sales of Equity Securities

The information disclosed in Item 1.01, 1.02 and 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the Merger, on the Closing Date, affiliates of Third Security, LLC also converted Series A-1 Convertible Preferred Stock held by it into 7,155 shares of New Precipio common stock (the “Preferred Conversion Shares”), pursuant to the terms of the Series A-1 Convertible Preferred Stock under the Certificate of Incorporation.

The issuance of the Private Placement Shares, the Loan Conversion Shares, the Merger Shares, the Preferred Conversion Shares, New Bridge Notes, the New Bridge Warrants (collectively, the “New Securities”) and the subsequent issuance of New Precipio common stock or New Preferred Stock upon exercise or conversion of the New Securities thereafter, is exempt from registration under the Securities Act of 1933, as amended, (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Paul Kinnon, Mya Thomae and Doit L. Koppler II

Effective June 28, 2017, in connection with, and conditioned upon, the closing of the Merger, Paul Kinnon, Mya Thomae and Doit L. Koppler II each resigned as a member of the Board of Directors (the “Board”) of Transgenomic. None of the resigning directors advised the Company of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Also effective as of the same date, the Board approved an increase in the number of directors of the Board from five to seven directors. As contemplated by the Merger Agreement, Mr. Kinnon’s employment with the Company was terminated effective June 28, 2017 and conditioned upon the closing of the Merger.

Appointment of President and Chief Executive Officer, Chief Financial Officer and New Directors

Also effective June 28, 2017 and conditioned upon the closing of the Merger, the Company appointed each of Ilan Danieli, Samuel D. Riccitelli and Mark Rimer (the “New Directors”) to fill three of the vacancies created by the increase in the size of the Board and the resignations of Messrs Kinnon and Koppler and Ms. Thomae. Mr. Danieli succeeded Mr. Kinnon as Chief Executive Officer and President of the Company, effective as of June 29, 2017 and conditioned upon the closing of the Merger. In addition, Carl Iberger has been appointed, effective as of June 29, 2017 and conditioned upon the closing of the Merger, Chief Financial Officer of the Company.

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The Board has affirmatively determined that Mr. Riccitelli is an independent director in accordance with the standards for independence set forth in the Nasdaq Stock Market Rules and the Company’s Corporate Governance Guidelines and rules adopted by the Securities and Exchange Commission (the “SEC”) applicable to audit committee members. Effective as of June 28, 2017, the Audit Committee, the Compensation Committee and the Governance Committee of the Company each will be comprised of Mr. Riccitelli and Robert M. Patzig and Michael A. Luther, Ph.D, both of whom are current and continuing members of the Board. The Board has determined that each of Mr. Patzig, Dr. Luther and Mr. Riccitelli qualifies as an “audit committee financial expert” under the rules adopted by the SEC and the Sarbanes Oxley Act of 2002.

Mr. Riccitelli, age 58, has been an independent consultant since February 2017. From October 2012 to February 2017, Mr. Riccitelli served as a President and Chief Executive Officer and from June 2014 as a director on the board of directors of Miragen Therapeutics, Inc. (formerly Signal Genetics, Inc.), a publicly traded molecular diagnostic company. From July 2011 to October 2012, Mr. Riccitelli was an independent consultant. From October 2001 to June 2011, Mr. Riccitelli served as the Executive Vice President and Chief Operating Officer of Genoptix, Inc., a publicly traded diagnostic services company focused on the needs of community hematologists and oncologists. From 1995 to 2001, Mr. Riccitelli served in a number of research and development and general management leadership positions for Becton, Dickinson and Company. From 1989 to 1994, he served in a number of positions at Puritan-Bennett Corporation, including most recently as general manager. Mr. Riccitelli also served on the board of directors of Exagen Diagnostics, Inc. from October 2011 to September 2014. Mr. Riccitelli received a B.A. in Biology from Washington and Jefferson College and a M.S. Eng. degree from The University of Texas in Mechanical & Biomedical Engineering.

Mark Rimer, age 36, has been a partner at Kuzari Group, a boutique private investment group with a broad mandate to invest in full or partial buy-outs, growth capital and venture capital across a broad range of industries, since September 2009. Mr. Rimer serves on the board of directors of several companies, including Precipio, and is actively involved in business development roles at numerous portfolio companies. Prior to joining Kuzari, Mr. Rimer worked for a London-based private equity group, RP Capital Group, managing a number of investments across several emerging markets. Mr. Rimer is a Chartered Accountant, earned his undergraduate degree in Politics and Economics from Bristol University, and his MBA from the NY Stern School of Business.

Mr. Danieli, age 45, founded Precipio in early 2011 and has since served as its Chief Executive Officer. Mr. Danieli brings to the Company over 20 years of experience managing small and medium-sized private companies. Prior to founding Precipio, Mr. Danieli served as Chief Operating Officer of Osiris Corporation, a construction and industrial equipment company. From April 2005 through July 2007, Mr. Danieli was Vice President of Operations for Laurus Capital Management, a private hedge fund. From January 2003 to March 2005, Mr. Danieli was co-owner of Link Productions, Inc., a design and print production company. Mr. Danieli was an independent business consultant from May 2002 through January 2003 and was Director of Marketing for Magnolia Broadband from July 2000 to April 2002. Mr. Danieli received a BA from Bar-Ilan University, Ramat Gan, Israel in June 1996 and an MBA from the University of Virginia in May 2000.

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Mr. Iberger currently serves as the Chief Financial Officer of Precipio, joining Precipio on October 31, 2016. For the years 1990 through 2015, Mr. Iberger held the positions of Chief Financial Officer and Executive Vice President at Dianon Systems, DigiTrace Care Services and SleepMed Inc. Mr. Iberger has significant diagnostic healthcare experience in mergers and acquisitions, private equity transactions, public offerings and executive management in high growth environments. Mr. Iberger holds a Masters Degree in Finance from Hofstra University and a Bachelor of Science Degree in Accounting from the University of Connecticut. Mr. Iberger currently receives a salary of $175,000 from Precipio.

Mr. Danieli will not receive compensation for serving on the Board other than through his employment with the Company. In connection with his employment with the Company, Mr. Danieli will receive an annual base salary of $200,000, subject to a sliding scale increase (but not decrease) of up to 50% per year, as may be approved by the Board. Mr. Danieli is also eligible to receive cash incentive compensation in the form of annual bonus based on performance objectives, as determined by the Board.

No family relationships exist between any of the New Directors and any of the Company’s other directors or executive officers.

Messrs. Rimer and Riccitelli will participate in the Company’s standard independent director compensation program. Pursuant to this program, they will receive the following compensation in connection with service on the Board:

•	annual retainer of $20,000 for service as a Board member
•	annual retainer of $2,500 for service on a Committee other than as chairperson
•	annual retainer of $8,000 for serving as chairperson of the Audit Committee
•	annual retainer of $4,000 for serving as chairperson of other Committees
•	opportunity to receive option grants and other equity compensation under the Company’s 2017 Stock Option and Incentive Plan

Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Riccitelli had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K under the Securities Act. No arrangement or understanding exists between Mr. Riccitelli and any other person pursuant to which Mr. Riccitelli was selected as a director of the Company.

Pursuant to the Merger, Mr. Danieli will receive 169,714 shares of New Precipio common stock with a value of $634,107 and Mr. Iberger will receive 18,155 shares of New Precipio common stock with a value of $125,000.

In connection with, and following, the Merger, Mr. Rimer will beneficially own 705,325 shares of New Precipio common stock, with a value of approximately $4.87 million, and 164,324 shares of New Preferred Stock, with a value of approximately $614 thousand, through entities he controls. In addition, an entity controlled by Mr. Rimer is purchasing 69,587 shares of New Preferred Stock for $400,000 pursuant to the Private Placement Purchase Agreement. In addition, as set forth in Item 1.01 above, in connection with the bridge financing and the assumption of certain obligations by an entity controlled by Mr. Rimer, New Precipio issued to that entity the Side Warrants and agreed to the New Bridge Notes Repurchase. Except for the foregoing, since the beginning of the Company’s last fiscal year through the present, there have been no other transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which Mr. Rimer had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K under the Securities Act. No arrangement or understanding exists between Mr. Rimer and any other person pursuant to which Mr. Rimer was selected as a director of the Company.

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For purposes of valuing the New Precipio common stock, the Company has used the closing price of $6.90 per share of New Precipio common stock on June 28, 2017. For purposes of valuing the New Preferred Stock, the Company has used the price set forth in the Private Placement Purchase Agreement of $3.736329 per share of New Preferred Stock.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit No.	Description

2.1	Second Amendment to the Merger Agreement

10.1	Securities Purchase Agreement with the Private Placement Purchasers

10.2	Investors’ Rights Agreement

10.3	Exchange Agreement

10.4	New Bridge Securities Purchase Agreement

10.5	Form of New Bridge Promissory Note

10.6	Form of New Bridge Warrant

10.7	Form of Side Warrant

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIPIO, INC.

By:	/s/ Ilan Danieli
Name:	Ilan Danieli
Title:	Chief Executive Officer

Date: June 30, 2017

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